UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2013

ANTERO RESOURCES LLC

(Exact name of registrant as specified in its charter)

Delaware	333-164876-06	90-0522242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 17th Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into Material Definitive Agreement.

Purchase Agreement

On January 30, 2013, Antero Resources LLC (the “Company”), through its wholly owned subsidiary, Antero Resources Finance Corporation (“Finance Corp”), entered into a purchase agreement (the “Purchase Agreement”), by and among Finance Corp, the Company, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), which provides for the sale by Finance Corp of an additional $225,000,000 aggregate principal amount of its 6.0% Senior Notes due 2020 (the “Notes”) to the Initial Purchasers (the “Offering”).  The Notes are jointly and severally, fully and unconditionally, guaranteed (the “Guarantees”) on a senior unsecured basis by the Company, all of its wholly owned subsidiaries (other than Finance Corp) and certain of its future restricted subsidiaries (collectively, the “Guarantors”).

The Notes and the Guarantees were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  The Initial Purchasers intend to resell the Notes and Guarantees inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees was 103% of their principal amount plus accrued interest from November 19, 2012. The Company received net proceeds from the issuance and sale of the Notes of approximately $228.3 million, after discounts and estimated offering expenses and excluding accrued interest paid by the initial purchasers. The Company intends to use the net proceeds from the offering to repay a portion of the outstanding borrowings under its senior secured revolving credit facility.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under the Company’s senior secured revolving credit facility and therefore will receive their pro rata share of the proceeds from the sale of the Notes.  The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

In addition, the Company has agreed with the Initial Purchasers not to offer or sell any debt securities (other than the Notes or any notes to issued in an exchange offer for the Notes) for a period of 60 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture and Notes

The Notes were issued as additional senior notes under the Indenture (the “Indenture”), dated as of November 19, 2012, by and among Finance Corp, the Guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued $300 million aggregate principal amount of its 6.0% Senior Notes due 2020 (the “Existing Notes”) on November 19, 2012.  The Notes and the Existing Notes have identical terms, other than the issue date, and constitute part of the same series of securities.

Interest on the Notes accrues from and including November 19, 2012 at a rate of 6.0% per year. Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2013.

For a description of the Indenture and the Notes, please read the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2012. A copy of the Original Indenture and form of the Notes are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to such Current Report and are incorporated herein by reference.

Registration Rights Agreement

Also on February 4, 2013, in connection with the closing of the Offering, Finance Corp and each of the Guarantors (collectively, the “Issuers”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, as representative of the Initial Purchasers, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide for any increase in annual interest rate for failure to comply with this should holders of the Notes suffer damage if the Issuers fail to fulfill their obligations under the Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) to use their reasonable best efforts to cause the (i) Exchange Offer Registration Statement to become and remain effective under the Securities Act until 180 days following the Exchange Date (as defined in the Registration Rights Agreement) or (ii) if applicable, the shelf registration statement to become and remain effective under the Securities Act until one year following effectiveness, and (c) to use their reasonable best efforts to commence the exchange offer not later than 60 days after the date on which the Exchange Offer Registration Statement is declared effective.  If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, including if the exchange offer is not completed or if the shelf registration statement is not declared effective by November 19, 2013, they will be required to pay additional interest of 1% to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.  The Exchange Offer Registration Statement may also include the Existing Notes and the Exchange Offer (as defined in the Registration Rights Agreement) may also extend to the Existing Notes as well as the Notes.

A copy of the Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Letter Agreement

In connection with the issuance of the Notes, the Company entered into a Letter Agreement (the “Letter Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Company’s senior secured credit facility, on February 4, 2013 to reduce the borrowing base thereunder from $1.275 billion to $1.22 billion.

A copy of the Letter Agreement is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.  The above description of the Letter Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03                   Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT	DESCRIPTION
4.1

Indenture, dated as of November 19, 2012, by and among Antero Resources Finance Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (Commission File No. 333-164876) filed on November 20, 2012).

4.2	Form of 6.0% Senior Note due 2020 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (Commission File No. 333-164876) filed on November 20, 2012).

4.3

Registration Rights Agreement, dated as of February 4, 2013, by and among Antero Resources Finance Corporation, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1

Purchase Agreement, dated as of January 30, 2013, by and among Antero Resources Finance Corporation, the guarantors party thereto and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.2

Letter Agreement dated February 4, 2013 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES FINANCE CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer
Dated: February 4, 2013

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1

Indenture, dated as of November 19, 2012, by and among Antero Resources Finance Corporation, the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K (Commission File No. 333-164876) filed on November 20, 2012).

4.2	Form of 6.0% Senior Note due 2020 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K (Commission File No. 333-164876) filed on November 20, 2012).

4.3

Registration Rights Agreement, dated as of February 4, 2013, by and among Antero Resources Finance Corporation, the several guarantors named therein and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.1

Purchase Agreement, dated as of January 30, 2013, by and among Antero Resources Finance Corporation, the guarantors party thereto and J.P. Morgan Securities LLC as representative of the initial purchasers named therein.

10.2

Letter Agreement dated February 4, 2013 by and among Antero Resources Arkoma LLC, Antero Resources Piceance LLC, Antero Resources Pipeline LLC, and Antero Resources Appalachian Corporation and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, to reduce the borrowing base and lender commitments under the Fourth Amended and Restated Credit Agreement dated as of November 4, 2010.